EX-99.1

FOSTER WHEELER ANNOUNCES STRONG SECOND-QUARTER 2005

FINANCIAL RESULTS

Excellent operating performance; best bookings quarter in seven years; highest backlog in seven quarters; debt now at lowest level since 1993

     HAMILTON, BERMUDA, August 10, 2005—Foster Wheeler Ltd. (Nasdaq: FWLT) today reported second-quarter 2005 net earnings of $27.9 million for the period ended July 1, 2005. Basic earnings per share for the second quarter of 2005 were $0.63. For the first six months of 2005, net earnings were $29.1 million, with basic earnings per share of $0.66.

     Consolidated second-quarter 2005 EBITDA (earnings before income taxes, interest expense, depreciation and amortization) was $62.2 million and $93.4 million for the first six months of 2005.

     “The strong earnings were driven by excellent operating performance in our North America Power and Continental Europe Engineering and Construction (E&C) operations, backed up by solid operating results in all of our other business units,” said Raymond J. Milchovich, chairman, president and chief executive officer.

     “The markets we serve are very strong. We had our strongest bookings quarter in seven years, with $1.44 billion of new orders booked, and we continue to achieve strong bookings in the third quarter. We are building quality backlog, consolidating our position in high-growth market sectors such as liquefied natural gas (LNG) and petrochemicals, and in high-growth geographic regions, such as the Middle East.”

      “In addition, we have built on the strong first-half 2005 operating and booking performance by further reducing debt in the third quarter. Our successful equity-for-debt exchange, completed on July 29, 2005, has reduced consolidated debt by $64.8 million, improved net worth by approximately $87.0 million and reduced annual interest expense by $8.7 million. After considering the pro forma impact of the July equity-for-debt exchange on the Company’s July 1, 2005, balance sheet, Foster Wheeler’s consolidated debt was $495.7 million, its lowest level since 1993.”

     For the second quarter of 2004, net earnings were $29.8 million, with basic earnings per share of $14.53. Net earnings for the first six months of 2004 were $25.5 million, with basic earnings per share of $12.44. The decline in basic earnings per share in 2005 versus 2004 is primarily due to the significant number of shares issued in the equity-for-debt exchange completed in 2004. Consolidated EBITDA for the second quarter of 2004 was $83.6 million and $126.2 million for the first six months of 2004. First-half 2004 EBITDA included a $19.2 million gain on the sale of minority equity interests in special-purpose companies that owned development rights to power projects in Italy, and a net $14 million gain on settlement with certain of the Company’s asbestos insurance companies. These gains were not repeated in the first half of 2005.

Worldwide cash and domestic liquidity

     Total cash and short-term investments at the end of the second quarter of 2005 were $326.4 million, of which $275.6 million were held by non-U.S. subsidiaries. This compares with $390.2 million total cash and short-term investments at year-end 2004 and $404.7 million at the end of the second quarter of 2004. The Company’s rolling 12-month liquidity forecast continues to indicate that domestic liquidity is adequate through the second quarter of 2006, without utilization of its $75 million revolving credit line.

Bookings, revenues and backlog

     The Company achieved its strongest bookings quarter in seven years, measured by future revenues. New orders booked during the second quarter of 2005 more than doubled to $1.44 billion, compared with $707.0 million during the second quarter of 2004. For the first six months of 2005, new orders booked increased significantly to $1.9 billion, up from $1.3 billion for the same period last year.

     The Company’s operating revenues for the second quarter of 2005 were $526.0 million, down from $635.0 million in the second quarter of 2004. For the first six months of 2005, operating revenues were $1.05 billion, compared with $1.3 billion for the first half of 2004.

     The Company’s backlog at July 1, 2005, measured by future revenues, was $2.7 billion, the highest in seven quarters, up from $1.9 billion at the end of the first quarter of 2005 and $2.3 billion at the end of the second quarter of 2004. Backlog at July 1, 2005, expressed in terms of Foster Wheeler scope, i.e. excluding reimbursable flow-through costs, was $1.4 billion, substantially level with the end of the first quarter of 2005 and up slightly from $1.3 billion at the end of the second quarter of 2004.

Subsequent offering period for equity-for-debt exchange offer

     In order to allow additional holders to participate in the offer to exchange the Company’s common shares for Trust Preferred Securities, Foster Wheeler commenced a subsequent offering period, which expires at 5:00 p.m. on August 10, 2005, reflecting the same consideration as the original offering, that is, 2.16 common shares for each Trust Preferred Security.

Calculation of EBITDA

     Management uses several financial metrics to measure the performance of the Company’s business segments. EBITDA is a supplemental, non-generally accepted accounting principle (GAAP) financial measure. The Company presents EBITDA because it believes it is an important supplemental measure of operating performance. A reconciliation of EBITDA, a non-GAAP financial measure, to net earnings, a GAAP measure, is attached with the Company’s financial data.

     The Company believes that the line item on its consolidated statement of operations entitled “net earnings” is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance.

     EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA excludes certain financial information compared with net earnings, the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded.

     The Company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

• It does not include interest expense. Because the Company has borrowed substantial amounts of money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted it in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

• It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations;

• It does not include depreciation. Because the Company must utilize substantial property, plant and equipment in order to generate revenues in its operations, depreciation is a necessary and ongoing part of its costs. Therefore any measure that excludes depreciation has material limitations.

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05-061

Notes to Editor:

1.	Consolidated Statements, including reconciliation of EBITDA, follow.

2.	All prior period share and per share data have been revised to reflect the capital share alterations approved by the Company’s shareholders on November 29, 2004. The capital share alterations included, among other things, a one-for-twenty reverse common share split and a reduction in the par value of both the common and preferred shares from $1.00 par value to $0.01 par value.

3.	Foster Wheeler will conduct a conference call with analysts today, August 10, at 11:00 a.m. (Eastern). The call will be accessible to the public by telephone or Webcast. To listen to the call by telephone in the United States, dial 888-262-9189 approximately ten minutes before the call. International access is available by dialing 973-582-2729. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com. A replay of the call will be available on the Company's Web site as well as by telephone. To listen to the replay by telephone, dial 877-519-4471 or 973-341-3080 (replay pass code 6315445# required) starting one hour after the conclusion of the call through 8 p.m. (Eastern) on Wednesday, August 24, 2005. The replay can also be accessed on the Company's Web site for two weeks following the call.

4.	Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, upstream oil and gas, LNG and gas-to-liquids, petrochemicals, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at http://www.fwc.com.

5.	Safe Harbor Statement
This news release contains forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described under the heading “Business—Risk Factors of the Business” in the Company’s most recent annual report on Form 10-K/A and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the power, oil and gas, pharmaceutical, chemical/petrochemical and environmental industries, changes in the financial condition of customers, changes in regulatory environment, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure, protection and validity of patents and other intellectual property rights, increasing competition by foreign and domestic companies, compliance with debt covenants, recoverability of claims against customers and others, changes in estimates used in critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us.

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Media Contact: Maureen Bingert 908-730-4444

Investor Contact: John Doyle 908-730-4270

Other Inquiries: 908-730-4000

     Foster Wheeler Ltd. and Subsidiaries
Consolidated Statement of Earnings - Summary
(in thousands of dollars, except share data and per share amounts)

	Three months ended		Six months ended
	July 1, 2005	June 25, 2004	July 1, 2005	June 25, 2004

Unfilled orders	$2,708,700	$2,276,930	$2,708,700	$2,276,930

New orders booked	1,442,695	707,045	1,902,700	1,336,971

Operating revenues	526,018	635,019	1,049,083	1,301,378

Cost of operating revenues	(415,892)	(528,994)	(860,946)	(1,120,141)

Contract profit	110,126	106,025	188,137	181,237

Selling, general & administrative expenses	(58,086)	(56,458)	(113,303)	(113,642)

Other income	16,821	30,091	29,331	53,740

Other deductions	(12,031)	(2,428)	(22,367)	(8,545)

Interest expense	(14,074)	(25,648)	(28,822)	(51,080)

Minority interest	(1,777)	(1,989)	(2,786)	(2,971)

Income before income taxes	40,979	49,593	50,190	58,739

Provision for income taxes	(13,100)	(19,758)	(21,071)	(33,202)

Net income	27,879	29,835	29,119	25,537

Other comprehensive income / (loss):
Foreign currency translation adjustment	281	(5,694)	1,989	(9,698)

Net comprehensive income	$28,160	$24,141	$31,108	$15,839

Earnings per share :

Basic	$0.63	$14.53	$0.66	$12.44

Diluted	$0.55	$12.28	$0.57	$11.95

Shares outstanding

Basic: weighted-average number of
shares outstanding	43,414,937	2,052,774	42,584,091	2,052,768

Diluted: effect of dilutive securities	6,287,121	654,704	6,318,151	655,386

Total diluted	49,702,058	2,707,478	48,902,242	2,708,154

Foster Wheeler Ltd. and Subsidiaries
Major Business Groups
( in thousands of dollars )

	Three months ended		Six months ended
	July 1, 2005	June 25, 2004	July 1, 2005	June 25, 2004
Engineering and Construction
Unfilled orders	$2,111,307	$1,583,072	$2,111,307	$1,583,072
New orders booked	1,228,210	599,864	1,552,715	1,073,094
Operating revenues	349,490	394,473	680,065	788,992

EBITDA	52,423	55,979	78,692	91,043
Less: Interest expense	(3,284)	(2,716)	(6,760)	(4,992)
Less: Depreciation/amortization	(1,871)	(2,690)	(3,703)	(4,936)

Earnings before income taxes	47,268	50,573	68,229	81,115
Provision for income taxes	(12,933)	(11,923)	(18,843)	(22,040)

Net earnings	34,335	38,650	49,386	59,075

Global Power Group
Unfilled orders	639,100	696,753	639,100	696,753
New orders booked	214,102	107,138	397,091	263,828
Operating revenues	180,543	241,127	375,600	513,306

EBITDA	32,953	48,177	62,644	68,587
Less: Interest expense	(7,125)	(8,323)	(14,210)	(16,454)
Less: Depreciation/amortization	(4,932)	(5,065)	(9,917)	(10,223)

Earnings before income taxes	20,896	34,789	38,517	41,910
Provision for income taxes	(1,318)	(18,492)	(8,715)	(26,500)

Net earnings	19,578	16,297	29,802	15,410

Corporate and Financial Services (1)
Unfilled orders	(41,707)	(2,895)	(41,707)	(2,895)
New orders booked	383	43	(47,106)	49
Operating revenues	(4,015)	(581)	(6,582)	(920)

EBITDA	(23,150)	(20,560)	(47,927)	(33,407)
Less: Interest expense	(3,665)	(14,609)	(7,852)	(29,634)
Less: Depreciation/amortization	(370)	(600)	(777)	(1,245)

Loss before income taxes	(27,185)	(35,769)	(56,556)	(64,286)
Provision for income taxes	1,151	10,657	6,487	15,338

Net loss	(26,034)	(25,112)	(50,069)	(48,948)

Consolidated
Unfilled orders	2,708,700	2,276,930	2,708,700	2,276,930
New orders booked	1,442,695	707,045	1,902,700	1,336,971
Operating revenues	526,018	635,019	1,049,083	1,301,378

EBITDA	62,226	83,596	93,409	126,223
Less: Interest expense	(14,074)	(25,648)	(28,822)	(51,080)
Less: Depreciation/amortization	(7,173)	(8,355)	(14,397)	(16,404)

Earnings before income taxes	40,979	49,593	50,190	58,739
Provision for income taxes	(13,100)	(19,758)	(21,071)	(33,202)

Net earnings	$27,879	$29,835	$29,119	$25,537

(1) Includes intersegment eliminations

     Foster Wheeler Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet
(In Thousands of Dollars)

	July 1,	December 31,
ASSETS	2005	2004

Current Assets:
Cash and cash equivalents	$270,338	$291,567
Short-term investments	0	25,775
Accounts and notes receivable, net	471,329	506,496
Contracts in process and inventories	146,656	174,077
Prepaid, deferred and refundable income taxes	21,589	26,144
Prepaid expenses	27,767	25,239

Total current assets	937,679	1,049,298

Land, buildings and equipment, net	264,591	280,305
Restricted cash	56,078	72,844
Notes and accounts receivable – long-term	6,359	7,053
Investment and advances	167,491	158,324
Goodwill, net	51,126	51,812
Other intangible assets, net	66,128	69,690
Prepaid pension cost and related benefit assets	6,123	6,351
Asbestos-related insurance recovery receivable	305,082	332,894
Other assets	100,950	108,254
Deferred income taxes	49,918	50,714

TOTAL ASSETS	$2,011,525	$2,187,539

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Current installments on long-term debt	$35,896	$35,214
Accounts payable	253,124	288,899
Accrued expenses	292,853	314,529
Estimated costs to complete long-term contracts	354,820	458,421
Advance payments by customers	112,522	111,300
Income taxes	63,853	53,058

Total current liabilities	1,113,068	1,261,421

Long-term debt	524,635	534,859
Deferred income taxes	19,816	7,948
Pension, postretirement and other employee benefits	262,410	271,851
Asbestos-related liability	399,588	447,400
Other long-term liabilities and minority interest	154,477	166,165
Deferred accrued interest on subordinated deferrable interest debentures	27,729	23,460
Commitments and contingencies

TOTAL LIABILITIES	2,501,723	2,713,104

Shareholders' Deficit:
Preferred shares	0	1
Common shares	448	405
Paid-in capital	883,125	883,167
Accumulated deficit	(1,067,229)	(1,096,348)
Accumulated other comprehensive loss	(294,754)	(296,743)
Unearned compensation	(11,788)	(16,047)

TOTAL SHAREHOLDERS’ DEFICIT	(490,198)	(525,565)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,011,525	$2,187,539